EXHIBIT 99.1

International Aluminum Corporation Announces
Results For The First Quarter and Declares Dividend

MONTEREY PARK, Calif., November 6, 2006:  International Aluminum Corporation (NYSE: IAL) today announced results for the first quarter ended September 30, 2006 as follows:

	Quarter Ended September 30
	2006	2005

Net sales	$80,622,000	$68,257,000

Net income	$6,518,000	$3,587,000

Basic and diluted EPS	$1.51	$.84

The Company also reported that its Board of Directors has declared a regular quarterly cash dividend of $.30 per share payable January 10, 2007 to shareholders of record as of December 20, 2006.

Additionally, the Company reported that Cornelius Vanderstar, Ronald Rudy, John Cunningham, Alexander Dean, Joel McIntyre and Norma Provencio were reelected as Directors and Robert Longnecker was newly elected as a Director at the Company’s Annual Meeting held on October 26, 2006.

Contact:
Ronald L. Rudy, President  (323) 264-1670
Mitchell K. Fogelman, Senior Vice President-Finance  (323) 264-1670